Exhibit 99.1

Resignation and General Release Agreement

This Resignation and General Release Agreement (this “Agreement”) is entered into between Mark S. Landau (“Executive”) and The Finish Line, Inc. (the “Company”).
RECITALS

A.
Executive is currently employed by the Company as its EVP, Chief Business Development Officer & Real Estate pursuant to: (i) an Employment Agreement entered into by the parties on January 1, 2012 (the “Employment Agreement”).

B.	Executive has provided notice to the Company that he wishes to resign his employment, effective December 5, 2014 (the "Resignation Date").

C.	The Company has agreed to accept Executive’s resignation from the Company on the Resignation Date.

D.
The Company and Executive have discussed the terms and conditions of Executive's resignation and they have reached an amicable agreement regarding Executive's separation from the Company’s employ, and the parties wish to enter into this Agreement in order to memorialize their agreement and to further define the obligations that the parties have to one another.

NOW THEREFORE, in recognition of Executive’s service with the Company, and in consideration of the mutual understandings, promises, releases, and obligations contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the parties hereby voluntarily agree as follows:
AGREEMENT

1.
Definitions. Specific terms used in this Agreement have the following meanings: (a) "Executive" includes the undersigned, Mark S. Landau, and anyone who has or obtains any legal right or claims through him; (b) “Company” means The Finish Line, Inc.; (c) “Released Parties” means the Company, all of their past and present officers, directors, employees, trustees, agents, shareholders, related corporations and entities, divisions, affiliates, principals, insurers, any and all employee benefit plans (and any fiduciary of such plans) sponsored by the aforesaid entities, and each of them, and each entity's subsidiaries, related entities, predecessors, successors, and assigns, and all other entities, persons, and firms; (d) “Resignation Date" means December 5, 2014; and (e) the "Effective Date" of this Agreement is the eighth (8th) calendar day after Executive signs this Agreement, on the condition that he does not revoke it as described below.

2.
Resignation. The parties hereby acknowledge and agree that Executive has provided notice to the Company of his decision to resign his employment and terminate the Employment Agreement, effective on the Resignation Date, and the Company has accepted such resignation. In addition, the Company shall file a Form 8-K within the applicable timeframe mandated that will contain language substantially similar to the 8-k draft attached hereto as Exhibit B and as required by the relevant laws and regulations for such public filings. The parties agree that Executive will continue in the employ of the Company until the close of business on the Resignation Date, on which date his employment will terminate. Executive relinquishes any and all rights to employment with the Company after the Resignation Date. In addition, Executive agrees to resign from all offices of the Company and of all subsidiaries, affiliates, and related entities of the Company and he agrees to sign all documents necessary to effect such resignations at such time(s) as the Company shall request, and the parties agree that all such documents shall be signed and such resignations shall be effective no later than December 5, 2014. Executive agrees that this Agreement replaces and supersedes the Employment Agreement and that certain provisions of the Employment Agreement have been restated herein.

3.	Compensation Plans and Programs.

(a)	The Company acknowledges and agrees that Executive’s participation in the Finish Line FY 15 Executive Officer Bonus Program (including the super bonus portion of the program) (the “FY15 EOBP”) and the

Finish Line FY 2013 Long Term Incentive Bonus Program (covering fiscal years 2013-2015) (the "FY 2013 LTIBP") shall be prorated and that Executive shall be paid such prorated bonus payments, if any, as are determined by the Compensation Committee of the Board of Directors of the Company pursuant to the terms of such plans and at the time such bonus payments are made to the other executive officers.

(b)
Except as otherwise set forth in Section 4(a) and 4(d) of this Agreement, Executive acknowledges and agrees that he is not entitled to any payment or benefit under or pursuant to, and hereby waives any claims or rights with respect to, each and every plan, program or agreement in which Executive was or is a participant or party including, without limitation, any past, present, or future incentive, bonus, or equity award plan or program.

(c)
Notwithstanding the foregoing, with respect to the FY15 EOBP, the FY 2013 LTIBP, and the Severance Payment and other payments and benefits described in Section 4 of this Agreement, such payments and benefits shall be conditioned on: (i) Executive's compliance with this Agreement in all respects; and (ii) the execution and delivery by Executive of this Agreement (without revocation) within the period provided to Executive to consider this Agreement.

4.	Severance Payments and Other Consideration. In exchange for the release, promises and other consideration provided by Executive pursuant to this Agreement, the Company agrees as follows:

(a)
The Company agrees to make the following severance payments to Executive which are equal to one and one-half (1.5) times his current Base Salary: the sum of $400,000 shall be paid no later than December 31, 2014 and the balance of $245,000 shall be paid on January 2, 2015 (these payments are referred to herein as the “Severance Payments”). Required taxes and other appropriate withholdings shall be withheld from the Severance Payments by the Company and remitted as required by law.

(b)
If Executive properly elects continuation of health insurance benefits pursuant to COBRA, then from the Resignation Date until one (1) year thereafter, Executive will pay the same portion of such premiums as if Executive remained employed for such period and the Company shall be responsible for the remainder and thereafter Executive shall be responsible for paying 100% of such premiums; provided, however, that if Executive becomes reemployed with another employer and is eligible to receive health insurance benefits under another employer-provided plan, the payments by the Company described herein shall cease at such time.

(c)	Executive acknowledges and agrees he has no vested and unexercised options outstanding as of the Resignation Date except those set forth on Exhibit A.

(d)
The Company acknowledges that during Executive's employment with the Company, he was granted certain equity awards. Executive's vested (as of the Resignation Date) equity awards (if any) shall be exercisable pursuant to the terms of the applicable stock incentive plans and award agreements. Except for the unvested equity and stock option awards set forth on Exhibit A (which the Company hereby agrees to allow to vest with the timing of vesting the risk of Executive), Executive acknowledges and agrees that he has no right to, and Executive waives any right to, any other equity and stock option awards, benefits, or payments under any stock incentive plan or agreement, and he agrees that any such equity awards terminate and are of no further force and effect as of the Effective Date of this Agreement.

(e)
In regard to any public filings made by the Company that relate to or discuss Executive, the Company shall obtain Executive's consent to such filing before it is filed, which consent shall not be unreasonably withheld or delayed by Executive, provided, however, that nothing herein shall override the Company's duty to comply with the requirement of any law or regulation requiring the public filing.

(f)
The Company shall provide reasonable assistance to Executive, consistent with the Company's past practices, in connection with the preparation and filing of Section 16 reports for such period of time as Executive remains subject to Section 16.

(g)
Subject to compliance with Rule 144, upon any transfer of Company stock by Executive, the Company agrees to provide reasonable assistance to Executive in regard to the removal of any restrictive legends or stop orders on the stock.

(h)	No payment or other consideration under this Section 4 shall be made or provided to Executive prior to the Effective Date of this Agreement.

In paying the amount specified in Section 3 and this Section 4, the Company makes no representation as to the tax consequences or liability arising from said payment including, without limitation, under Section 409A of the Internal Revenue Code of 1986, as amended (“Code”). Moreover, the parties understand and agree that Executive’s tax consequences and/or liability arising from the payment to Executive shall be the sole responsibility of Executive. To this extent, Executive acknowledges and agrees that Executive will pay any and all income tax which may be determined to be due by him in connection with the payment described in Section 3 and this Section 4. Executive also agrees to indemnify the Company for any and all tax liability (including, but not limited to, fines, penalties, interest, and costs and expenses, including attorneys’ fees) incurred by him arising from or relating to the payment described in Section 3 and this Section 4 and/or imposed by the Internal Revenue Service, the State of Indiana, or any other taxing agency or tribunal as a result of Executive’s failure to timely pay Executive’s taxes on said payment or any portion thereof.
The obligations assumed by the Company in Section 3 and this Section 4 reflect consideration provided to Executive over and above anything of value to which Executive already is entitled, and will be subject to all applicable taxes, withholdings, and deductions.

5.
General Release and Waiver. In consideration of the opportunities afforded by this Agreement, Executive hereby releases and discharges the Released Parties from any claim, demand, action, or cause of action, known or unknown, which arose at any time from the beginning of time to the date Executive executes this Agreement, and waives all claims against the Released Parties, including all claims relating to, arising out of, or in any way connected with Executive’s employment with the Company including, without limitation, any claim, demand, action, cause of action, including money damages and claims for attorneys’ fees, based on but not limited to: (a) the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), 29 U.S.C. § 621, et seq.; (b) the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101, et seq.; (c) the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701, et seq.; (d) the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq.; (e) the Civil Rights Act of 1866 and 1964, as amended, 42 U.S.C. § 1981; (f) Executive Retirement Security Act, 29 U.S.C. § 1001, et seq.; (g) Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000(e), et seq.; (h) the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq.; (i) the Worker Adjustment and Retaining Notification Act, 29 U.S.C. § 2101, et seq.; (j) the Indiana Civil Rights Law, Ind. Code § 22-9-1-1, et seq.; (k) the Indiana wage payment statute, Ind. Code § 22-2-4-1, et seq.; and any other Indiana wage law; (l) any existing or potential entitlement under any Company program or plan, including wages or other paid leave, except as specifically provided in this Agreement; (m) any existing or potential agreement (including, without limitation, the Employment Agreement), contract, representation, policy, procedure, or statement (whether any of the foregoing are express or implied, oral or written); (n) claims arising under any other federal, state and local fair employment practices law, disability benefits law, and any other employee or labor relations statute, executive order, law or ordinance, and any duty or other employment-related obligation, claims arising from any other type of statute, executive order, law or ordinance, claims arising from contract or public policy, as well as tort, tortious cause of conduct, breach of contract, intentional infliction of emotional distress, negligence, discrimination, harassment, and retaliation, together with all claims for monetary and equitable relief, punitive and compensatory relief and attorneys’ fees and costs; (o) the Indiana Constitution; and/or (p) the United States Constitution.

Executive understands and agrees that Executive is releasing the Company from any and all claims by which Executive is giving up the opportunity to recover any compensation, damages, or any other form of relief in any proceeding brought by Executive or on Executive’s behalf, other than in a proceeding filed by him to enforce this Agreement.

6.
Exclusions. Notwithstanding the release and waiver contained in Section 5 above, this Agreement is not intended to operate as a waiver of Executive's retirement or pension benefits that are vested, the eligibility and entitlement to which shall be governed by the terms of the applicable plan. In addition, this Agreement shall not operate to waive or bar any claim or right which -- by express or unequivocal terms of law -- may not under any circumstances be waived or barred. Moreover, this Agreement shall not operate to waive rights, causes of action or claims under the ADEA if those rights, causes of action or claims arise after the Effective Date of this Agreement. In addition to the foregoing, Executive acknowledges that this Agreement is not intended to: (a) prevent him from filing a charge or complaint, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission; (b) prevent him from participating in any investigation or proceeding conducted by that agency; or (c) establish a condition precedent or other barrier to exercising these rights. While Executive has the right to participate in an investigation of said agency, he understands that he is waiving his right to any monetary recovery arising from any investigation or pursuit of claim on his behalf. Executive acknowledges that he has the right to file a charge alleging a violation of the ADEA with any administrative agency and/or to challenge the validity of the waiver and release of any claim that he might have under the ADEA without either: (a) paying any amount to the Company that was previously paid by it to him or on his behalf; or (b) paying to the Company any other monetary amounts (such as attorney's fees and/or damages).

The parties also understand and agree that nothing in this Agreement shall be interpreted as prohibiting Executive from filing a claim for unemployment compensation with any state agency, and he is not waiving or releasing any right that he may have to unemployment compensation. However, Executive understands and agrees that his eligibility for such benefits shall be determined by the appropriate governmental agency, and that the receipt of or eligibility for such benefits is not a condition of this Agreement. Similarly, Executive understands that although he or his heirs may be eligible to apply for benefits under any Company-sponsored benefit plan, including, without limitation, its health insurance benefit plan, disability insurance benefit plan, and life insurance plan, Executive understands and agrees that the receipt of benefits under any such plan cannot be and is not guaranteed by the Company because the determination as to such receipt depends on the specific terms and conditions of such plans and determinations made by third-party plan administrators. Accordingly, Executive's or his heirs' receipt of or eligibility for such benefits is not a condition of this Agreement.

7.
Disclaimer. This Agreement is entered into to provide Executive with separation benefits and to terminate the parties’ relationship on an amicable basis and shall not be construed as an admission of liability by either party.  Accordingly, Executive states under penalties of perjury that, as of the date he executed this Agreement, he is not aware of any facts or incidents of wrongdoing, liability, or discrimination by the Company from the beginning of time up to the date Executive signs the Agreement.  The parties further understand that the separation benefits described in this Agreement create no precedent for the Company in dealing with any future separations.

8.
Return of Property. On the Resignation Date, and otherwise upon the request of the Company, Executive agrees to: (a) immediately destroy, delete, or return to the Company, at the Company's option, all originals and copies in any form or medium (including, but not limited to, memoranda, books, papers, plans, computer files, letters, and other data) in Executive's possession, custody, or control (including any of the foregoing stored or located in his office, home, laptop, computer, or other electronic device, whether or not Company property) that contain Confidential Information (as defined in Section 10) or otherwise relate to the business of the Company, its affiliates and subsidiaries, except that Executive may retain only those portions of any personal notes, notebooks, or diaries that do not contain any Confidential Information; and (b) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which Executive becomes aware. On the Resignation Date Executive shall also return to the Company all other Company property in his possession, custody, or control including, but not limited to, all tangible personal property (such as keys, access cards, credit cards, computers, handheld devices, cell phones, PDAs, etc.).

9.
Agreement Not to Sue. Except for those claims, causes of action or rights explicitly excluded from Executive's waiver and release, as set forth in Section 6 above, and except to enforce Executive’s right to receive the benefits of this Agreement, Executive agrees that Executive will never file or accept anything of value from a lawsuit concerning any claim, issue, or matter relating to or arising out of employment with the Company, the cessation of employment, or the compensation or benefits payable in connection with employment or termination of employment. Should Executive violate any aspect of this Section 9, he agrees: (a) that the lawsuit is null and void, and must be summarily withdrawn and/or dismissed; (b) to pay all costs, expenses, and damages incurred by the Company in responding to or as a result of any lawsuit brought by Executive that breaches this Agreement, including, without limitation, reasonable attorneys’ fees; and (c) to return the amount paid to him or on his behalf pursuant to Section 3 and Section 4 - save $1,000.00 - within fourteen (14) days after a final determination has been made by a court or other legal authority that Executive has violated this Section 9. In the event this reimbursement provision is triggered, Executive agrees that the remaining provisions of this Agreement shall remain in full force and effect; provided, however, that if Executive violates this Agreement by suing the Released Parties (or any of them) for any claim released by him herein (other than those described in Section 7), or if he violates this Agreement in any other respect, the Company shall be relieved of its obligations to him under this Agreement.

10.	Confidentiality; Intellectual Property.

(a)
The parties agree that, as a material and essential condition of this Agreement, the fact of and terms and conditions of this Agreement are to remain strictly confidential. The Company shall not disclose this Agreement to any person, other than to the Company's officers and attorneys, and to employees who have a need to know (and in regard to non-officer employees, any disclosure shall be limited to the information that must be disclosed to them for legitimate business reasons), or as required by law or lawfully-issued subpoena, provided that, Executive acknowledges that the Company may be required by law to file a copy of this Agreement with its Q3 10Q and that the Company may comply with this requirement. Executive shall not disclose this Agreement to any person, other than to his spouse, his financial advisor(s), his attorneys, or as required by law or lawfully-issued subpoena.

(b)
Executive acknowledges that in the course of his employment with the Company, Executive has had access to confidential information and trade secrets of the Company, and he hereby represents that he has not disclosed any such information or trade secrets except in the strict performance of his duties with the Company. In addition, the parties acknowledge that certain confidential information to which Executive had access is protected by the attorney-client privilege and may not be disseminated by him unless authorized in writing by a duly-authorized representative of the Company.

(c)
Executive agrees that he shall not at any time (whether during or after his employment with the Company): (i) retain or use for the benefit, purposes, or account of Executive or any other person (other than the Company); or (ii) disclose, divulge, reveal, communicate, share, transfer, or provide access to any person outside the Company any non-public, proprietary or confidential information including, but not limited to, trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, store site selection, new store openings, government and regulatory activities and approvals, concerning the past, current, or future business, activities, and operations of the Company, its subsidiaries or affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (the "Confidential Information") without the prior written authorization of the CEO of the Company. The parties agree that "Confidential Information" does not include any information that: (i) is generally known to the industry or the public other than as a result of Executive's breach of this covenant; (ii) was made legitimately available to Executive without a confidentiality restriction by a third party without breach of any confidentiality obligation of that third party; or (iii) is required by law to be disclosed; provided, however, that Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(d)
As of the Resignation Date, Executive shall cease and not thereafter commence use of any Confidential Information or intellectual property (including, but not limited to, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name, or other source indicator) used by the Company, its subsidiaries or affiliates.

11.
Non-Competition, Non-Solicitation & Non-hire. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its subsidiaries and affiliates. As an inducement for the Company to enter into this Agreement (which consideration Executive acknowledges), Executive agrees that during the twelve (12) month period after the Resignation Date, Executive will not:

(a)
directly or indirectly, have any ownership interest in, or in a competitive capacity, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, work for, advise, be associated with, or in any manner connected with, lend Executive’s name or any similar name to, lend Executive’s credit to, or render services or advice to, except while employed by the Company to and for the benefit of the Company, any business that, directly or indirectly, provides or offers to provide business, goods or services of the type being provided, conducted, marketed or rendered by the Company in its business including, without limitation, the business of specialty athletic footwear & apparel retail (including all brick and mortar store formats and e-commerce), athletic events sign-up & registration, and coaching/training mobile applications (the “Businesses”) in the United States of America (the “Geographic Area”); provided, however, that Executive may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 and only if Executive is a passive investor, and Executive may take employment with an investment banking company that provides services to companies that engage in the Businesses so long as Executive is not part of the team advising on a project in or effecting the Businesses; and/or

(b)
directly or indirectly, either for Executive or any other person or entity, (i) induce or attempt to induce any employee of the Company to leave the employ of the Company or hire any such employee, (ii) in any way interfere with the relationship between the Company and any employee of the Company, or (iii) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Company; and/or

(c)
directly or indirectly, either for Executive or any other person or entity, induce or attempt to induce any current or prospective dealer, supplier, licensee, vendor or business relation of the Company to not do business with the Company or, in a competitive capacity (defined as (i) performing tasks or duties similar to those performed by Executive in his last year of employment at the Company for a competitor of the Company; (ii) managing/supervising those who, for a competitor of the Company, perform tasks or duties similar to those which Executive performed in his last year of employment at the Company; or (iii) performing, on behalf of a competitor of the Company, tasks or duties in which Executive utilizes any Confidential Information that he learned in the course of his relationship with the Company), to do business with the any other person or entity, or in any way interfere with the relationship between any current or prospective customer, dealer, supplier, licensee, vendor or business relation of the Company.

The parties agree that it is very important for the Company to protect its legitimate business interests by restricting Executive’s ability to compete with the Company in the manner and in the area described in this Section 11. The parties expressly agree that the terms of this limited non-competition provision under this Section 11 are reasonable, enforceable, and necessary to protect the Company’s interests, and are valid and enforceable. Therefore, this Section 11 is drafted so narrowly as to safeguard the Company’s legitimate business interests while not unreasonably interfering with Executive’s ability to obtain other employment. The Company does not intend, and Executive acknowledges, that the covenants contained in this Section 11 are not an attempt to, prevent Executive from obtaining other employment in violation of Indiana Code § 22-5-3-1. In the unlikely event, however, that a court of competent jurisdiction was to determine that any portion of this limited provision is unenforceable, then the parties agree that the remainder of the limited provision shall remain valid and enforceable to the maximum extent possible. In the event of a breach by Executive of any covenant set forth in this Section 11, the term of such covenant will be extended by the period of the duration of such breach.

12.
Damages; Specific Enforcement/Injunctive Relief. Executive acknowledges that the Company engages, or is capable of engaging in, the Business anywhere in the Geographic Area and that engaging in the Business in such Geographic Area is competitive with the business of the Company and the provisions of Section 11 are reasonable and necessary to protect and preserve the Company’s interests. Executive agrees that it would be difficult to measure damages to the Company from any breach of the covenants contained in Section 10 and Section 11, but that such damages from any breach would be great, incalculable and irremediable, and that damages would be an inadequate remedy. Accordingly, Executive waives any defense that the Company has an adequate remedy at law and agrees that upon a breach or threatened breach of any of the covenants contained in Section 10 or Section 11 the Company may have specific performance of the terms of this Agreement in any court permitted by this Agreement (without the necessity of posting bond or other security) and, if Company prevails, that the Company will be entitled to recovery of any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, from Executive. The parties agree, however, that specific performance and the other remedies described herein shall not be the exclusive remedies, and the Company may enforce any other remedy or remedies available to it either in law or in equity including, but not limited to, temporary, preliminary, and/or permanent injunctive relief (all without any requirement to post bond or other security) to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 10 and Section 11 of this Agreement.

13.
Successors and Assigns. This Agreement shall apply to Executive, and inure to the benefit of Executive, as well as to his heirs, executors, beneficiaries, administrators, and agents. This Agreement also shall apply to, and inure to the benefit of all of the Released Parties. This Agreement may be assigned by the Company without notice to or the consent of Executive. However, this Agreement is personal to Executive and may not be assigned by him.

14.

14.
Severability. The parties explicitly acknowledge and agree that the provisions of this Agreement are both reasonable and enforceable. However, the provisions of this Agreement are severable, and the invalidity of any one or more provisions shall not affect or limit the enforceability of the remaining provisions. Should any provision be held unenforceable for any reason, then such provision shall be enforced to the maximum extent permitted by law.

15.
Applicable Law and Jurisdiction. This Agreement shall be interpreted, enforced, and governed under the laws of the State of Indiana, without regard to conflict of laws principles thereof. Moreover, while the parties do not contemplate any future disputes, Executive agrees that any action or claim regarding this Agreement or otherwise brought against the Company by or on behalf of Executive that relate to Executive’s employment or the termination thereof shall be maintained in the State of Indiana. If brought in state court, the action shall be filed in Marion County; if brought in federal court, the action shall be filed in the Southern District of Indiana, Indianapolis Division. By signing this Agreement, Executive expressly consents to personal jurisdiction in the State of Indiana. Both parties waive the right to a jury trial.

16.
Non-Waiver. The waiver by either party of compliance by any other party with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement (whether or not similar), or a continuing waiver or a waiver of any subsequent breach by a party of a provision of this Agreement. Performance by any party of any act not required of it under the terms and conditions of this Agreement shall not constitute a waiver of the limitations on its obligations under this Agreement, and no performance shall prohibit that party from asserting those limitations as to any further or future performance of its obligations.

17.
Indemnification. Executive shall be indemnified by the Company against claims arising in connection with Executive’s status as an employee, officer, director or agent of the Company in accordance with the Company’s indemnity policies and programs for its executives, subject to applicable law.

18.	Knowledge and Understanding. Executive acknowledges that, in accordance with the ADEA, Executive:

(a)	has been, and is hereby, advised to consult with an attorney prior to executing this Agreement and has had the opportunity to do so;

(b)
has been given a period of twenty-one (21) days within which to consider this Agreement, which allows Executive to make a knowing, voluntary, and fully informed choice about whether to sign this Agreement;

(c)	has availed Executive of all opportunities Executive deems necessary to make a voluntary, knowing, and fully informed decision; and

(d)	is fully aware of Executive’s rights, and has carefully read and fully understands all provisions of this Agreement before signing.

19.
Period to Consider and Period to Revoke Agreement. Executive understands that, as required by the ADEA, he has been given twenty one (21) calendar days from the day that he received this Agreement, not counting the day upon which he received it, to consider whether he wishes to sign it. Executive further understands that if he signs this Agreement before the end of the twenty-one (21) calendar day period, it will be his personal and voluntary decision to do so. This Agreement may only be accepted during the aforesaid twenty-one (21) day period. In addition, as required by the ADEA, Executive may revoke this Agreement within seven (7) calendar days after the date he signed it. Any revocation shall be in writing and delivered via facsimile (facsimile number (317) 613-6717) to the attention of Chris Eck. This Agreement shall not become effective, therefore, until Executive has executed the Agreement and the seven (7) calendar day revocation period has expired without revocation by him.

20.
Complete Agreement. This Agreement sets forth the complete agreement between the parties relating to the subject matter hereof. Executive acknowledges and agrees that, in executing this Agreement, Executive does not rely and has not relied upon any representations or statements not set forth herein made by the Company with regard to the subject matter, basis, or effect of this Agreement or otherwise. This Agreement supersedes all prior agreements and understandings (including, but not limited to, oral agreements) between Executive and the Company and/or its subsidiaries and affiliates regarding the terms of Executive's employment with the Company and/or its subsidiaries and affiliates.

21.
Cooperation. Executive shall provide his reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive's employment with the Company, and the Company shall reimburse Executive for any out of pocket expense incurred in connection with cooperating.

22.
Prevailing Party Fees and Expenses. If either party files any legal action or proceeding to enforce any provision of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of this Agreement, the prevailing party shall be entitled to recover any reasonable attorneys' fees, court costs, and all expenses, even if not taxable as court costs (including, but not limited to, all such fees, costs, and expenses incident to appeals) incurred in that action or proceeding by such party, in addition to any other relief to which such party may be entitled.

23.
Counterparts and Amendments. This Agreement may be executed in counterparts, including facsimile, pdf, or photocopy counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Agreement. This Agreement may not be modified, altered, amended or waived in any manner except by written instrument duly executed by the Company’s CEO and by Executive.

24.
Interpretation of Agreement. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation, construction or enforcement of this Agreement. In addition, this Agreement shall be deemed to have been drafted jointly by the parties, and in the event of an ambiguity in this Agreement, the same shall not be construed against any party.

BY SIGNING THIS AGREEMENT, WHICH CONTAINS A RELEASE, EXECUTIVE STATES THAT: HE HAS READ IT; HE UNDERSTANDS IT; HE KNOWS THAT HE IS GIVING UP IMPORTANT RIGHTS AND POSSIBLE LEGAL AND/OR ADMINISTRATIVE CLAIMS; HE AGREES TO ALL THE TERMS AND CONDITIONS CONTAINED IN THIS AGREEMENT; HE IS AWARE OF HIS RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT AND HE HAS BEEN ADVISED BY THE COMPANY TO DO SO AND HE HAS HAD THE OPPORTUNITY TO DO SO; AND HE HAS SIGNED IT KNOWINGLY AND VOLUNTARILY.

AGREED TO BY:

The Finish Line, Inc.

By:		By:
Mark S. Landau
Printed:

Its:

Dated:		Dated:

Exhibit A

Non-qualified Stock Options

Grant Date	Number of Options	Vesting Date	Expiration Date*
1/10/2012	7,500	1/10/2015	1/10/2022
1/10/2012	7,500	Already Vested	1/10/2022
4/2/2012	7,183	4/2/2015	4/2/2022
4/2/2012	7,183	Already Vested	4/2/2022
4/1/2013	5,237	4/1/2015	4/1/2023
4/1/2013	2,618	Already Vested	4/2/2023
4/1/2014	2,520	4/1/2015	4/1/2024
* The Company agrees to extend the exercise date of the applicable nonqualified stock options until the Expiration Date set above for such nonqualified stock option.

Restricted Stock

Grant Date	Number of Shares	Vesting Date
1/10/2012	25,000	1/10/2015
4/2/12	4,387	4/2/2015